Exhibit 3.2
                              AMENDED AND RESTATED
                                    BY-LAWS
                                      OF
                        RAMTRON INTERNATIONAL CORPORATION

                        Ramtron International Corporation
                              1850 Ramtron Drive
                          Colorado Springs, CO  80921


                                    BY-LAWS

                               TABLE OF CONTENTS

ARTICLE I - STOCKHOLDERS

        SECTION 1.1    PLACE OF MEETINGS
        SECTION 1.2    ANNUAL MEETING
        SECTION 1.3    SPECIAL MEETINGS
        SECTION 1.4    NOTICE OF MEETINGS
        SECTION 1.5    VOTING LIST
        SECTION 1.6    QUORUM
        SECTION 1.7    ADJOURNMENTS
        SECTION 1.8    VOTING AND PROXIES
        SECTION 1.9    ACTION AT MEETING
        SECTION 1.10   ACTION WITHOUT MEETING
        SECTION 1.11   NOTIFICATION OF BUSINESS TO BE TRANSACTED AT MEETING
        SECTION 1.12   STOCK LEDGER
        SECTION 1.13   INSPECTORS OF ELECTION
        SECTION 1.14   ORGANIZATION
        SECTION 1.15   ORDER OF BUSINESS

ARTICLE II - DIRECTORS

        SECTION 2.1    GENERAL POWERS
        SECTION 2.2    NUMBER; ELECTION AND QUALIFICATION
        SECTION 2.3    ENLARGEMENT OF THE BOARD
        SECTION 2.4    TENURE
        SECTION 2.5    VACANCIES
        SECTION 2.6    RESIGNATION
        SECTION 2.7    REGULAR MEETINGS
        SECTION 2.8    SPECIAL MEETINGS
        SECTION 2.9    NOTICE OF SPECIAL MEETINGS
        SECTION 2.10   MEETINGS BY TELEPHONE CONFERENCE CALLS
        SECTION 2.11   QUORUM
        SECTION 2.12   ACTION AT MEETING
        SECTION 2.13   ACTION BY CONSENT
        SECTION 2.14   REMOVAL
        SECTION 2.15   COMMITTEES
        SECTION 2.16   COMPENSATION OF DIRECTORS

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ARTICLE III - OFFICERS; CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD

        SECTION 3.1    ENUMERATION
        SECTION 3.2    ELECTION
        SECTION 3.3    QUALIFICATION
        SECTION 3.4    TENURE
        SECTION 3.5    RESIGNATION AND REMOVAL
        SECTION 3.6    VACANCIES
        SECTION 3.7    CHAIRMAN OF THE BOARD AND VICE CHAIRMAN OF THE BOARD
        SECTION 3.8    CHIEF EXECUTIVE OFFICER
        SECTION 3.9    PRESIDENT
        SECTION 3.10   VICE PRESIDENTS
        SECTION 3.11   SECRETARY AND ASSISTANT SECRETARIES
        SECTION 3.12   CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT
                          TREASURERS
        SECTION 3.13   SALARIES AND COMPENSATION

ARTICLE IV - CAPITAL STOCK

        SECTION 4.1    ISSUANCE OF STOCK
        SECTION 4.2    CERTIFICATES OF STOCK
        SECTION 4.3    TRANSFERS
        SECTION 4.4    LOST, STOLEN OR DESTROYED CERTIFICATES
        SECTION 4.5    RECORD DATE
        SECTION 4.6    DIVIDENDS

ARTICLE V - INDEMNIFICATION

ARTICLE VI - GENERAL PROVISIONS

        SECTION 6.1    FISCAL YEAR
        SECTION 6.2    CORPORATE SEAL
        SECTION 6.3    WAIVER OF NOTICE
        SECTION 6.4    VOTING OF SECURITIES
        SECTION 6.5    EVIDENCE OF AUTHORITY
        SECTION 6.6    CERTIFICATE OF INCORPORATION
        SECTION 6.7    TRANSACTIONS WITH INTERESTED PARTIES
        SECTION 6.8    SEVERABILITY
        SECTION 6.9    PRONOUNS

ARTICLE VII - AMENDMENTS

        SECTION 7.1    BY THE BOARD OF DIRECTORS
        SECTION 7.2    BY THE STOCKHOLDERS

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                                   BY-LAWS
                                     OF
                       RAMTRON INTERNATIONAL CORPORATION

ARTICLE I - STOCKHOLDERS

1.1 PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chairman of the Board or, if there be no Chairman of the Board then so acting, the Chief Executive Officer or, if not so designated, at the registered office of the corporation.

1.2 ANNUAL MEETING. Annual meetings of stockholders shall be held at a time and date designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

1.3 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to stockholders at their address as it appears on the records of the corporation.

1.5 VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

1.6 QUORUM. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of the majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

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1.7 ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting is announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.8 VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him or her by written proxy executed by the stockholder or his or her authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9 ACTION AT MEETING. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the election.

1.10 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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1.11 NOTIFICATION OF BUSINESS TO BE TRANSACTED AT MEETING. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a stockholder entitled to vote at the meeting. Stockholders intending to bring business before a meeting must give written notice to the Secretary of the corporation by the close of business at least 60 days in advance of the meeting or 10 days after the date on which notice of such meeting is first given to stockholders, whichever is later, either by personal delivery or by United States mail, postage prepaid, return receipt requested. Each such notice shall set forth (a) a brief description of each item of business desired to be brought before the annual meeting; (b) the name and address, as they appear on the corporation's books of the stockholder proposing such business; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11. The Chairman of the meeting may refuse to transact any business not properly brought before the meeting.

1.12 STOCK LEDGER. The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by section 1.5 of this Article I or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

1.13 INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting. If inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the Chairman of any meeting of stockholders may, and on the request of any stockholder or his or her proxy shall, appoint inspectors of election at the meeting. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding.

1.14 ORGANIZATION. At each meeting of stockholders, the Chairman of the Board, if present, or the Chief Executive Officer, if the Chairman of the Board is not present, or, if neither the Chairman of the Board nor the Chief Executive Officer is present, the next highest-ranking officer of the Company who is present, shall act as Chairman of the meeting. The Secretary (or in his or her absence or inability to act, the person whom the Chairman of the meeting shall appoint as Secretary of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

1.15 ORDER OF BUSINESS. The order and manner of transacting business at all meetings of stockholders shall be determined by the Chairman of the meeting.

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ARTICLE II - DIRECTORS

2.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2 NUMBER; ELECTION AND QUALIFICATION. The number of directors, which shall constitute the whole Board of Directors shall be determined by resolution of the stockholders or the Board of Directors, but in no event shall be less than one. The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

2.3 ENLARGEMENT OF THE BOARD. The number of directors may be increased at any time and from time to time by the stockholders or by a majority of the directors then in office.

2.4 TENURE. Each director shall hold office until the next annual meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.5 VACANCIES. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until earlier death, resignation or removal.

2.6 RESIGNATION. Any director may resign by delivering his or her written resignation to the corporation at its principal office or to the Chief Executive Officer or, if there be no Chief Executive Officer, the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event and such condition is accepted by the corporation.

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2.7 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the Chief Executive Officer or, if there be no Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.

2.9 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice thereof, stating the place, date and time of the meeting, shall be given to each director either by mailing written notice to his or her last known business or home address at least three (3) business days in advance of the meeting, or personally or by telephone, telegram, telex or similar means of communication on 24 hour notice, or on such shorter notice as the person or persons calling such meeting deem necessary or appropriate under exigent circumstances. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.10 MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.11 QUORUM. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number of the whole Board of Directors so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.12 ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

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2.13 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

2.14 REMOVAL. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

2.15 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

2.16 COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services, including, without limitation, for their service on committees of the Board of Directors, and such reimbursement for expenses of attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors, as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

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ARTICLE III - OFFICERS; CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD

3.1 ENUMERATION. The officers of the corporation shall consist of either a Chief Executive Officer or a President, or both, a Secretary, a Chief Financial Officer, who may be assigned the title of Treasurer, and such other officers with such other titles, responsibilities and authorities as the Board of Directors shall determine, including, in the discretion of the Board of Directors, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, together with such other officers of the corporation as the Board of Directors may deem appropriate. In addition, the Board of Directors, in their discretion, may appoint a Chairman of the Board and a Vice-Chairman of the Board, either or both of which positions, in the discretion of the Board of Directors, may be an officer, or a non-officer position, of the corporation.

3.2 ELECTION. The Chief Executive Officer or the President (or, if applicable, both), the Chief Financial Officer and the Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3 QUALIFICATION. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4 TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him or her, or until his or her earlier death, resignation or removal.

3.5 RESIGNATION AND REMOVAL. Any officer may resign by delivering his or her written resignation to the corporation at its principal office or to the Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event and such condition is accepted by the corporation.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

3.6 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of both the Chief Executive Officer and President, the Chief Financial Officer and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

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3.7 CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors may, in its discretion, appoint a Chairman of the Board, who shall not be an officer of the corporation unless specifically designated as such, and who, if designated as an officer, shall be the Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors and, if present, preside at all meetings of the Stockholders and the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors. The Chairman of the Board or the Vice Chairman of the Board may be designated, in the discretion of the Board of Directors, to hold such position in a non-officer capacity and, if so designated, the appointment to such position shall not cause the holder to be, or be deemed to be, an officer, agent or employee of the corporation or not to be an independent member of the Board of Directors. Unless otherwise determined by the board of Directors in appointing a non-officer Chairman of the Board or Vice-Chairman of the Board, Sections 3.3, 3.4, 3.5 and 3.6 shall apply to the positions of non-officer Chairman of the Board or Vice-Chairman of the Board, with appropriate changes.

3.8 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have, subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the following powers and duties:

     (1) To be the senior executive officer of the corporation and to act as the senior general manager and, subject to the control of the Board of Directors, to have general responsibility for the supervision, direction and control of the business, operations and affairs of the corporation;

     (2) In the absence of the Chairman of the Board, to preside at all meetings of the stockholders and of the Board of Directors;

     (3) In the absence of the Chairman of the Board, to call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these By-Laws, at such places as the Chief Executive Officer shall deem proper;

     (4) To see that all orders and resolutions of the Board of Directors are carried into effect;

     (5) In the absence of the Chairman of the Board, to maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the stockholders; and

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     (6) To affix the signature of the corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates, returns, filings and other papers and instruments in writing, which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the corporation; to sign certificates for the corporation's shares; and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation; and (7) To perform all other duties prescribed by the Board of Directors.

3.9 PRESIDENT. Unless the Board of Directors shall have appointed a Chief Executive Officer, the President, if the Board of Directors shall appoint such an officer, shall be the Chief Executive Officer of the corporation. If there shall be a Chief Executive Officer other than the President, the President shall report to the Chief Executive Officer and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer, including assisting the Chief Executive Officer in performing his or her duties.

3.10 VICE PRESIDENTS. Any Vice President shall perform such duties and possess such powers as the Board of Directors, Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.11 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall perform such duties and shall have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.

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In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the senior executive presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.12 CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT TREASURERS. The Chief Financial Officer, who may be assigned the title of Treasurer, shall perform such duties and shall have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of the Chief Financial Officer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, to file or cause to be filed all returns and filings necessary or appropriate to be filed by or on behalf of the corporation under all applicable tax and securities laws, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

Any Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Financial Officer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Chief Financial Officer.

3.13 SALARIES AND COMPENSATION. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV - CAPITAL STOCK

4.1 ISSUANCE OF STOCK. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2 CERTIFICATES OF STOCK. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him/her in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, the Chief Executive Officer, or the President or a Vice President, and the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.
Any or all of the signatures on the certificate may be a facsimile.

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     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3 TRANSFERS. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

4.4 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5 RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of

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     Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.6 DIVIDENDS. Subject to limitations contained in the General Corporation Law of the State of Delaware and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the corporation, which dividends may be paid either in cash, securities of the corporation or other property.

ARTICLE V - INDEMNIFICATION

The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware or any other applicable provisions of Delaware law, as such law may be amended and supplemented from time to time, indemnify any director, officer or trustee which it shall have power to indemnify under such law against any expenses, liabilities or other matters referred to in or covered by such law. The indemnification provided for in this Article: (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; (ii) shall continue as to a person who has ceased to be a director, officer or trustee; and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

To assure indemnification under this Article of all such persons who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

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ARTICLE VI - GENERAL PROVISIONS

6.1 FISCAL YEAR. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

6.2 CORPORATE SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors.

6.3 WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such person having received such notice.

6.4 VOTING OF SECURITIES. Except as the directors may otherwise designate, the Chief Executive Officer or, if there be no Chief Executive Officer, the President or Chief Financial Officer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

6.5 EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.6 CERTIFICATE OF INCORPORATION. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

6.7 TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or her or their votes are counted for such purpose, if:

     (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

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     (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

6.8 SEVERABILITY. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

6.9 PRONOUNS. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VII - AMENDMENTS

7.1 BY THE BOARD OF DIRECTORS. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

7.2 BY THE STOCKHOLDERS. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

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